Exhibit 99.1

Westwood Holdings Group, Inc. to Acquire McCarthy Group Advisors, Expanding Westwood Trust’s Private Wealth Platform

DALLAS--(BUSINESS WIRE)--September 22, 2010--Westwood Holdings Group, Inc. (NYSE: WHG) announced that it has reached an agreement to acquire McCarthy Group Advisors, LLC (MGA), a registered investment advisor based in Omaha, Nebraska. MGA managed over $1 billion in private wealth and institutional client assets as of June 30, 2010, and serves as the advisor to the McCarthy Multi-Cap Stock Fund (MGAMX), a no-load mutual fund. It is expected that MGA will operate as an Omaha branch of Westwood Trust, a wholly-owned subsidiary of Westwood. Westwood had total assets under management of $9.7 billion, including $1.8 billion under management at Westwood Trust, as of June 30, 2010. The transaction is anticipated to close in the fourth quarter, and is expected to be accretive to the earnings of Westwood Holdings Group.

"We have been seeking opportunities to expand the Westwood Trust platform into additional markets and have found an excellent fit in McCarthy Group Advisors,” stated Brian Casey, Westwood's President and Chief Executive Officer. “MGA is one of the leading wealth management firms in the Omaha market and is managed by an outstanding group of professionals who share our philosophy of providing clients with superior long-term investment performance and attentive service.”

Art Burtscher, Chairman of McCarthy Group Advisors, commented, “The combination with Westwood will provide our clients with expanded investment opportunities and continuity in the investment process and discipline which have guided McCarthy Group Advisors for over two decades. Westwood’s depth of resources will also enable us to increase our presence in the Omaha private wealth and institutional markets. We are proud to be joining the Westwood team and are confident in their approach to investment management services.”

Susan M. Byrne, Westwood’s founder, Chairman, and Chief Investment Officer, commented, “We are pleased to welcome MGA’s founder and Chief Investment Officer, Rich Jarvis, to our investment team. Rich is a seasoned investment professional with a deep knowledge of portfolio management and a successful long-term track record.”

Brian Casey added, “Omaha and the surrounding region represent a vibrant market offering opportunities to build on the foundation established by MGA’s principals. We are seeking to augment our organic growth by strategically acquiring mutual fund assets and private wealth firms, along with additional products and research capabilities, and this acquisition achieves a number of those goals. In addition to our new client relationships, the McCarthy Multi-Cap Stock Fund also provides a natural extension to the WHG Funds mutual fund lineup.”

About Westwood

Westwood Holdings Group, Inc. manages investment assets and provides services for its clients through two subsidiaries, Westwood Management Corp. and Westwood Trust. Westwood Management Corp. is a registered investment advisor and provides investment advisory services to corporate pension funds, public retirement plans, endowments, foundations, the WHG Funds, other mutual funds and clients of Westwood Trust. Westwood Trust provides trust services and participation in common trust funds that it sponsors to institutions and high net worth individuals. Westwood Holdings Group, Inc. trades on the New York Stock Exchange under the symbol "WHG."

For more information on Westwood, please visit our website at www.westwoodgroup.com.

For more information on the WHG Funds, please visit www.whgfunds.com.

Note on Forward-looking Statements

Statements in this press release that are not purely historical facts, including statements about our expected future financial position, results of operations or cash flows, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "should," "could," "goal," "target," "designed," "on track," "comfortable with," "optimistic" and other similar expressions, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results and the timing of some events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including, without limitation: our ability to identify and successfully market services that appeal to our customers; the significant concentration of our revenues in four of our customers; our relationships with investment consulting firms; our relationships with current and potential customers; our ability to retain qualified personnel; our ability to successfully develop and market new asset classes; our ability to maintain our fee structure in light of competitive fee pressures; competition in the marketplace; downturn in the financial markets; the passage of legislation adversely affecting the financial services industries; interest rates; changes in our effective tax rate; our ability to maintain an effective system of internal controls; and the other risks detailed from time to time in Westwood's SEC filings, including but not limited to, its annual report on Form 10-K for the year ended December 31, 2009 and its quarterly report on Form 10-Q for the quarters ended June 30, 2010 and March 31, 2010. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, Westwood is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

CONTACT:
Westwood Holdings Group, Inc.
Bill Hardcastle, 214-756-6900